Brian J. Radecki Chief Financial Officer (202) 336-6920 bradecki@costar.com	Richard Simonelli Director Investor Relations (202) 346-6394 rsimonelli@costar.com

CoStar Closes LoopNet Acquisition and Begins
Cross-Selling of LoopNet Marketing and CoStar Information Services
Year-Over-Year Revenue Grows 37%, Organic Growth Accelerates to 14%,
and Company Raises Guidance

WASHINGTON, DC - July 25, 2012 - CoStar Group, Inc. (NASDAQ: CSGP), commercial real estate's leading provider of information, analytic and marketing services, announced today that revenues for the second quarter of 2012 were $85.2 million versus revenue of $62.1 million for the second quarter of 2011. Total revenue increased 37% year-over-year, while revenue increased approximately 14% organically compared to the second quarter of 2011.

“I am extremely pleased with the progress we are making with the integration of LoopNet and CoStar,” said Andrew C. Florance, Founder and Chief Executive Officer of CoStar. “We have begun testing our ability to cross-sell CoStar information and LoopNet marketing services and we believe the initial results are extremely positive. Based upon these very promising results we are now initiating significant sales and marketing programs to accelerate these cross-selling opportunities on a large scale. We believe this will position the company for high margin revenue growth in 2013 and beyond.”

“Our core business is doing exceptionally well as our renewal rates now tie our record high of approximately 94%, and our organic revenue growth rate continues to accelerate,” Florance stated. “Even more impressive is the fact that the renewal rate for CoStar's 5,000 customer firms who have been our clients for five years or longer increased to an astounding 99%.”

Year 2011-2012 Quarterly Results - Unaudited
(in millions, except per share data)
	2011				2012
	Q1	Q2	Q3	Q4	Q1	Q2

Revenues	$59.6	$62.1	$63.8	$66.2	$68.6	$85.2
EBITDA	10.5	7.1	6.0	11.0	11.9	8.2
Net income (loss)	4.5	2.6	2.3	5.2	5.1	(6.7)
Net income (loss) per share - diluted	0.22	0.12	0.09	0.20	0.20	(0.25)
Weighted average outstanding shares - diluted	21.0	22.4	25.3	25.4	25.5	26.5

Adjusted EBITDA	12.6	14.3	14.0	16.0	15.3	20.4
Non-GAAP Net Income	6.2	7.3	7.2	8.4	8.2	10.5
Non-GAAP Net Income per share - diluted	0.29	0.33	0.28	0.33	0.32	0.39

Adjusted EBITDA (defined below) was $20.4 million for the second quarter of 2012, an increase of $6.1 million or approximately 42.3% compared to adjusted EBITDA of $14.3 million for the second quarter of 2011. Non-GAAP net income (defined below) was $10.5 million or $0.39 per diluted share in the second quarter of 2012, an increase of $3.2 million and approximately 43.5% compared to non-GAAP net income of $7.3 million or $0.33 per diluted share in the second quarter of 2011.

The net loss for the second quarter of ($6.7) million, or ($0.25) per share, includes $9.5 million of acquisition and integration related costs including investment banking fees, severance payments, and other acquisition-related items; an unusually high tax provision associated with non-deductible acquisition expenses and increased non-cash amortization of intangible assets.

At the end of the second quarter of 2012, the existing CoStar business had 96,096 paying subscribers, an increase of 7,517 subscribers year-over-year. Paying subscribers to LoopNet's services grew to 100,507 up 7,346 subscribers year-over-year.

As of June 30, 2012, the Company had approximately $129.1 million in cash, cash equivalents, short-term and long-term investments. Short and long-term debt associated with the LoopNet acquisition totaled approximately $172.8 million as of June 30, 2012.

As previously announced, the acquisition of LoopNet closed on April 30, 2012.

2012 Outlook

“Based on our continued strong revenue growth in the first two quarters of 2012, we are raising the low end of our 2012 annual revenue guidance to a range of approximately $345.0 million to $349.0 million in revenues," stated CoStar Group Chief Financial Officer Brian J. Radecki. “For the third quarter of 2012, we expect approximately $94.5 million to $96.0 million in revenues.” These estimates include the impact of purchase accounting adjustments, including a reduction in LoopNet deferred revenue which is expected to impact both revenue and non-GAAP earnings.

For the full year of 2012, the Company is also raising the lower end of estimates for non-GAAP net income per diluted share (defined below) to a range of approximately $1.40 to $1.52. For the third quarter of 2012, the company expects non-GAAP net income per diluted share of approximately $0.38 to $0.42. As indicated above, the Company expects to invest in additional marketing campaigns late in the third quarter and throughout the fourth quarter of 2012. “We plan to reinvest the benefits of our strong year-to-date performance in the form of marketing initiatives in the second half of the year in order to drive revenue synergies through cross-selling,” said Radecki. “Additionally, we've taken action to realize cost synergies from the LoopNet acquisition and expect to begin seeing the accumulated benefits in 2013.” The Company's marketing strategies, while still being evaluated, are expected to impact the non-GAAP net income per diluted share range approximately $0.10 to $0.12 in total for the remainder of the year.

For the combined company, forward-looking non-GAAP net income per diluted share includes the non-GAAP net income of CoStar's existing business, the pro-rata non-GAAP net income of LoopNet for approximately eight months, as well as the impact of the reduction in LoopNet deferred revenue and higher interest expense related to the debt incurred to finance the acquisition. The Company issued approximately 1.9 million shares for the stock component of the merger consideration, which we estimate will result in fully diluted weighted shares of approximately 27.6 million and 26.9 million for the third quarter and the full year 2012, respectively.

The preceding forward-looking statements reflect CoStar's expectations as of July 25, 2012, including forward-looking non-GAAP financial measures on a consolidated basis - including LoopNet and related costs. We are not able to forecast with certainty whether or when certain events, such as acquisition-related costs, restructuring, settlements or impairments will occur in any given quarter. Given the risk factors, uncertainties and assumptions discussed above, actual results may differ materially. Other than in publicly available statements, the Company does not intend to update its forward-looking statements until its next quarterly results announcement.

Reconciliation of non-GAAP net income, EBITDA, adjusted EBITDA and all of the non-GAAP financial measures to their GAAP basis results are shown in detail below, along with definitions for those terms.

Non-GAAP Financial Measures

For information regarding the purpose for which management uses the non-GAAP financial measures disclosed in this release and why management believes they provide useful information to investors regarding the Company's financial condition and results of operations, please refer to the Company's latest periodic report.

EBITDA is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group, Inc. before (i) interest income (expense), (ii) provision for income taxes, and (iii) depreciation and amortization.

Adjusted EBITDA is a non-GAAP financial measure that represents EBITDA before (i) stock-based compensation expense, (ii) acquisition and integration related costs, (iii) restructuring charges and related costs, (iv) costs related to the acquisition and transition of the Company's corporate headquarters, and (v) settlements and impairments incurred outside the Company's normal business operations.

Non-GAAP net income is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group, Inc. before (i) purchase amortization and other related costs, (ii) stock-based compensation expense, (iii) acquisition and integration related costs, (iv) purchase accounting adjustments, (v) restructuring charges and related costs, (vi) costs related to the acquisition and transition of the Company's corporate headquarters, and (vii) settlements and impairments. From this figure, we then subtract an assumed provision for income taxes to arrive at non-GAAP net income. In 2011, we assumed a 40% tax rate, and in 2012 we assume a 38% tax rate in order to approximate our long-term effective corporate tax rate.

Non-GAAP net income per diluted share is a non-GAAP financial measure that represents non-GAAP net income divided by the number of diluted shares outstanding for the period used in the calculation of GAAP net income per diluted share.

Earnings Conference Call
Management will conduct a conference call to discuss earnings results for the second quarter of 2012 and the Company's outlook for the third quarter of 2012 at 11:00 a.m. EDT on Thursday, July 26, 2012. The audio portion of the conference call will be broadcast live over the Internet at http://www.costar.com/investors.aspx. To join the conference call by telephone, please dial (800) 230-1093 (from the United States and Canada) or (612) 234-9960 (from all other countries) and refer to conference code 252801. An audio recording of the conference call will be available approximately one hour after the live call concludes and remain available for a period of time following the call. To access the recorded call, please dial (800) 475-6701 (from the U.S. and Canada) or (320) 365-3844 (from all other countries) using access code 252801. The webcast replay will also be available in the Investors section of CoStar's web site for a period of time following the call.

CoStar Group, Inc.
Condensed Consolidated Statements of Operations-Unaudited
(in thousands, except per share data)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2012	2011	2012	2011

Revenues	$85,223	$62,127	$153,852	$121,745
Cost of revenues	28,172	22,412	52,506	44,978
Gross margin	57,051	39,715	101,346	76,767

Operating expenses:
Selling and marketing	20,016	14,280	35,566	27,526
Software development	7,977	5,135	12,992	10,403
General and administrative	25,491	15,845	39,985	26,744
Purchase amortization	3,580	546	4,214	1,089
	57,064	35,806	92,757	65,762

Income (loss) from operations	(13)	3,909	8,589	11,005
Interest and other income (expense), net	(1,069)	178	(819)	380
Income (loss) before income taxes	(1,082)	4,087	7,770	11,385
Income tax expense, net	5,628	1,450	9,348	4,216
Net income (loss)	$(6,710)	$2,637	$(1,578)	$7,169

Net income (loss) per share - basic	$(0.25)	$0.12	$(0.06)	$0.34
Net income (loss) per share - diluted	$(0.25)	$0.12	$(0.06)	$0.33

Weighted average outstanding shares - basic	26,465	22,011	25,797	21,271
Weighted average outstanding shares - diluted	26,465	22,426	25,797	21,695

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures-Unaudited
(in thousands, except per share data)

Reconciliation of Net Income (Loss) to Non-GAAP Net Income

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2012	2011	2012	2011

Net income (loss)	$(6,710)	$2,637	$(1,578)	$7,169
Income tax expense, net	5,628	1,450	9,348	4,216
Income (loss) before income taxes	(1,082)	4,087	7,770	11,385
Purchase amortization and other related costs	5,738	854	6,794	1,704
Stock-based compensation expense	2,741	2,201	4,928	4,265
Acquisition and integration related costs	9,472	5,007	10,642	5,330
Restructuring and related costs	—	—	—	—
Headquarters acquisition and transition related costs	—	—	—	—
Settlements and Impairments	—	—	—	(272)
Non-GAAP Income before income taxes	16,869	12,149	30,134	22,412
Assumed rate for income tax expense, net *	38%	40%	38%	40%
Assumed provision for income tax expense, net	(6,410)	(4,860)	(11,451)	(8,965)
Non-GAAP Net Income	$10,459	$7,289	$18,683	$13,447

Net Income (loss) per share - diluted	$(0.25)	$0.12	$(0.06)	$0.33
Non-GAAP Net Income per share - diluted	$0.39	$0.33	$0.71	$0.62

Weighted average outstanding shares - diluted **	26,872	22,426	26,200	21,695

* A 38% tax rate is assumed in 2012 in order to approximate the Company's long-term effective corporate tax rate. A 40% tax rate was assumed in 2011.
** For periods with GAAP net losses, the basic weighted-average outstanding shares are used to calculate the GAAP net loss per share as including the effect of the potentially dilutive securities would have an anti-dilutive effect. For periods with Non-GAAP net income, the diluted weighted-average outstanding shares are used to calculate Non-GAAP net income per share in order to reflect the impact of potentially dilutive securities.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2012	2011	2012	2011

Net income (loss)	$(6,710)	$2,637	$(1,578)	$7,169
Purchase amortization in cost of revenues	2,158	308	2,580	615
Purchase amortization in operating expenses	3,580	546	4,214	1,089
Depreciation and other amortization	2,446	2,354	4,710	4,936
Interest income (expense), net	1,069	(178)	819	(380)
Income tax expense, net	5,628	1,450	9,348	4,216
EBITDA	$8,171	$7,117	$20,093	$17,645
Stock-based compensation expense	2,741	2,201	4,928	4,265
Acquisition and integration related costs	9,472	5,007	10,642	5,330
Restructuring and related costs	—	—	—	—
Headquarters acquisition and transition related costs	—	—	—	—

Settlements and Impairments	—	—	—	(272)
Adjusted EBITDA	$20,384	$14,325	$35,663	$26,968

CoStar Group, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2012	2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$103,338	$545,280
Short-term investments	820	3,515
Accounts receivable, net	19,523	16,589
Deferred income taxes, net	19,487	11,227
Income tax receivable	5,727	850
Prepaid and other current assets	7,736	5,722
Debt issuance costs	2,978	—
Total current assets	159,609	583,183

Long-term investments	24,976	24,584
Deferred income taxes, net	—	10,224
Property and equipment, net	43,225	37,571
Goodwill	717,212	91,784
Intangible and other assets, net	185,992	20,530
Deposits and other assets	2,178	2,241
Debt issuance costs	8,095	918
Total assets	$1,141,287	$771,035

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$45,713	$38,533
Current portion of long-term debt	10,938	—
Income taxes payable	—	978
Deferred revenue	28,610	22,271
Total current liabilities	85,261	61,782

Long-term debt, less current portion	161,875	—
Deferred gain on sale of building	30,071	31,333
Deferred rent	16,368	16,592
Deferred income taxes, net	41,339	—
Income taxes payable	2,855	2,151
Other long-term liabilities	926	—

Stockholders' equity	802,592	659,177
Total liabilities and stockholders' equity	$1,141,287	$771,035

CoStar Group, Inc.
Results of Segments-Unaudited
(in thousands)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2012	2011	2012	2011
Revenues
United States	$80,468	$57,540	$144,453	$112,576
International
External customers	4,755	4,587	9,399	9,169
Intersegment revenue *	423	224	766	478
Total international revenue	5,178	4,811	10,165	9,647
Intersegment eliminations	(423)	(224)	(766)	(478)
Total revenues	$85,223	$62,127	$153,852	$121,745

EBITDA
United States	$10,389	$8,262	$23,614	$19,623
International **	(2,218)	(1,145)	(3,521)	(1,978)
Total EBITDA	$8,171	$7,117	$20,093	$17,645

* Intersegment revenue is attributable to services performed by Property and Portfolio Research Ltd., a wholly owned subsidiary of Property and Portfolio Research, Inc. (PPR), for PPR. Intersegment revenue is recorded at what the Company believes approximates fair value. U.S. EBITDA includes a corresponding cost for the services performed by Property and Portfolio Research Ltd. for PPR.

** International EBITDA includes a corporate allocation of approximately $1,400,000 and $100,000 for the three months ended June 30, 2012 and 2011, and approximately $2,200,000 and $100,000 for the six months ended June 30, 2012 and 2011, respectively.

Reconciliation of Non-GAAP Financial Measures with 2011-2012 Quarterly Results - Unaudited
(in millions, except per share data)

Reconciliation of Net Income (Loss) to Non-GAAP Net Income

	2011				2012
	Q1	Q2	Q3	Q4	Q1	Q2

Net income (loss)	$4.5	$2.6	$2.3	$5.2	$5.1	$(6.7)
Income expense, net	2.8	1.5	0.9	2.8	3.7	5.6
Income (loss) before income taxes	7.3	4.1	3.2	8.0	8.8	(1.1)
Purchase amortization and other related costs	0.8	0.8	0.9	1.1	1.0	5.8
Stock-based compensation expense	2.1	2.2	1.9	1.9	2.2	2.7
Acquisition and integration related costs	0.3	5.0	5.8	3.1	1.2	9.5
Restructuring and related costs	—	—	1.5	—	—	—
Headquarters acquisition and transition related costs	—	—	—	—	—	—
Settlements and Impairments	(0.3)	—	(1.2)	—	—	—
Non-GAAP Income before income taxes	10.2	12.1	12.1	14.1	13.2	16.9
Assumed rate for income tax expense, net *	40%	40%	40%	40%	38%	38%
Assumed provision for income tax expense, net	(4.0)	(4.8)	(4.9)	(5.7)	(5.0)	(6.4)
Non-GAAP Net Income	$6.2	$7.3	$7.2	$8.4	$8.2	$10.5

Non-GAAP Net Income per share - diluted	$0.29	$0.33	$0.28	$0.33	$0.32	$0.39

Weighted average outstanding shares - diluted **	21.0	22.4	25.3	25.4	25.5	26.9

* A 38% tax rate is assumed in 2012 in order to approximate the Company's long-term effective corporate tax rate. A 40% tax rate was assumed in 2011.
** For periods with GAAP net losses, the basic weighted-average outstanding shares are used to calculate the GAAP net loss per share as including the effect of the potentially dilutive securities would have an anti-dilutive effect. For periods with Non-GAAP net income, the diluted weighted-average outstanding shares are used to calculate Non-GAAP net income per share in order to reflect the impact of potentially dilutive securities.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	2011				2012
	Q1	Q2	Q3	Q4	Q1	Q2

Net income (loss)	$4.5	$2.6	$2.3	$5.2	$5.1	$(6.7)
Purchase amortization	0.8	0.8	0.9	1.0	1.0	5.8
Depreciation and other amortization	2.6	2.4	2.1	2.2	2.3	2.4
Interest income, net	(0.2)	(0.2)	(0.2)	(0.2)	(0.2)	1.1
Income tax expense, net	2.8	1.5	0.9	2.8	3.7	5.6
EBITDA	$10.5	$7.1	$6.0	$11.0	$11.9	$8.2
Stock-based compensation expense	2.1	2.2	1.9	1.9	2.2	2.7
Acquisition and integration related costs	0.3	5.0	5.8	3.1	1.2	9.5
Restructuring and related costs	—	—	1.5	—	—	—
Headquarters acquisition and transition related costs	—	—	—	—	—	—
Settlements and Impairments	(0.3)	—	(1.2)	—	—	—
Adjusted EBITDA	$12.6	$14.3	$14.0	$16.0	$15.3	$20.4

Reconciliation of Forward-Looking Guidance, Net Income (Loss) to Non-GAAP Net Income
(in thousands, except per share data)
	Guidance Range		Guidance Range
	For the Three Months		For the Twelve Months
	Ended September 30, 2012		Ended December 31, 2012
	Low	High	Low	High

Net income (loss)	$500	$1,600	$(1,600)	$2,600
Income tax expense, net	1,300	2,900	10,800	13,600
Income before income taxes	1,800	4,500	9,200	16,200
Purchase amortization and other related costs	7,800	7,800	22,300	22,300
Stock-based compensation expense	3,800	3,300	12,500	11,500
Acquisition and integration related costs	3,500	3,000	16,500	15,500
Restructuring and related costs	—	—	300	300
Settlements and Impairments	—	—	—	—
Non-GAAP Income before income taxes	16,900	18,600	60,800	65,800
Assumed rate for income tax expense, net *	38%	38%	38%	38%
Assumed provision for income tax expense, net	(6,422)	(7,068)	(23,104)	(25,004)
Non-GAAP Net Income	$10,478	$11,532	$37,696	$40,796

Net Income per share - diluted	$0.02	$0.06	$(0.06)	$0.10
Non-GAAP Net Income per share - diluted	$0.38	$0.42	$1.40	$1.52

Weighted average outstanding shares - diluted	27,600	27,600	26,900	26,900

* A 38% tax rate is assumed for 2012 in order to approximate the Company's long-term effective corporate tax rate.

About CoStar Group, Inc.
CoStar Group (NASDAQ: CSGP) is commercial real estate's leading provider of information, analytics and marketing services. Founded in 1987, CoStar conducts expansive, ongoing research to produce and maintain the largest and most comprehensive database of commercial real estate information. Our suite of online services enables clients to analyze, interpret and gain unmatched insight on commercial property values, market conditions and current availabilities. Through LoopNet, the Company operates the most heavily trafficked commercial real estate marketplace online with more than 6.1 million registered members and 3.6 million unique monthly visitors. Headquartered in Washington, DC, CoStar maintains offices throughout the U.S. and in Europe including the industry's largest professional research organization. For more information, visit www.costar.com.

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about CoStar's financial expectations, the company's plans, objectives, expectations and intentions and other statements including words such as “hope,” "anticipate," "may," "believe," "expect," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of management of CoStar and are subject to significant risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements. The following factors, among others, could cause or contribute to such differences: the risk that the trends stated or implied by this release cannot be sustained at the current pace, including trends related to sales growth, strong earnings, revenue and renewal rates; the risk that the combination of CoStar and LoopNet does not result in or create the anticipated benefits for CoStar; the risk that the sales and marketing programs directed at accelerating cross-selling of services will not drive the anticipated revenue synergies through cross-selling or position the company for high margin revenue growth in 2013 and beyond; the possibility that CoStar decides to alter its investment strategy; the risk that CoStar will not achieve continued strong revenue growth throughout 2012; the risk that revenues for the third quarter of 2012 and full year 2012 will not be as stated in this press release; the risk that non-GAAP net income per diluted share for the third quarter of 2012 and full year 2012 will not be as stated in this press release; the risk that the additional marketing campaigns will not be executed as stated in this press release; the risk that expected cost savings or other synergies from the merger may not be fully realized or may take longer to realize than expected; the risk that the businesses of LoopNet and CoStar may not be combined successfully or in a timely and cost-efficient manner; the risk that the company will not see the accumulated benefits of its marketing initiatives and the revenue and cost synergies in 2013; and the risk that the company's marketing strategies will not impact the non-GAAP net income per diluted share range as stated in this press release. Additional factors that could cause results to differ materially from those anticipated in the forward-looking statements can be found in CoStar's Annual Report on Form 10-K for the year ended December 31, 2011, and CoStar's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, each filed with the SEC, including in the “Risk Factors” section of each of these filings, and the company's other filings with the SEC available at the SEC's website (www.sec.gov). CoStar assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.